March 13, 2007 Investor Relations Credit Suisse IT Services & Transaction Processors Conference OTHER BPO SERVICES TRANSCRIPTION & CAPTIONING CUSTOMER MANAGEMENT MULTILINGUAL SERVICES High Performance Outsourcing for the Global Enterprise

2 This presentation provides an overview and is not a substitute for reading our public reports. This presentation contains forward looking statements about our business, industry, opportunities and financial results. The forward looking statements are based on assumptions, and actual results may be significantly different due to unanticipated events and risks. We urge you to read our most recent SEC filings, notably our 10-Qs and 10- Ks, particularly the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" to understand risks and uncertainties about our business. This presentation may not be reproduced or distributed.

PEOPLESUPPORT

PeopleSupport Snapshot

100+ Processes

Customer Management

- Travel planning / reservations
- Order processing
- Product inquiries
- Account billing
- Provisioning
- Technical support
- A / R collection

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Offshore Delivery Model

Voice-Based Services (sales / support)

Web-Based Services (chat / email)

Back Office Services

Industry Verticals


Travel & Hospitality


Financial Services


Technology


Telecom


Consumer Products


Healthcare & Insurance

PSPT Difference

- Deep domain expertise
- 1,000+ experienced agents in top three verticals
- Industry specific certifications (e.g. IATA, AAMT, NCRA)
- Embedded, industry-specific technology
- Fluent English / minimal accents
- Focused M&A strategy

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4 Production Seats Revenue ($ in millions) Revenue ($ in millions) Customer Management Clients Employees Top 3 Clients Revenue Contribution / Revenue Execution History 2002 2003 2004 2005 2006 2007 19.8 30 44.5 62.1 110.3 142 2002 2003 2004 2005 2006 20 20 28 37 40 2002 2003 2004 2005 2006 0.92 0.88 0.69 0.59 0.45 2002 2003 2004 2005 2006 800 1800 3600 4200 8000 2002 2003 2004 2005 2006 2007 600 1200 2300 3100 5600 8000 $140-$144 E 8,000 E

5 1 2 5 4 3 Large and rapidly growing offshore BPO market Strong history of growth Seasoned and growing management team Key advantages of the Philippines A leading provider of offshore BPO services Company Highlights

6 In 2005, offshore BPO represented 5% of the total global BPO market, but is expected to represent 25% by 2009 Source: Gartner. Offshore BPO Service Market ($ in billions) PSPT Value Proposition Low cost High quality Increased revenue 2005 - 2009 CAGR: 61% Large and Rapidly Growing BPO Market

7 A Premier Global BPO Destination Key Competitive Advantages Relative to India 3rd largest English speaking population Large, skilled, college-education workforce (~400k graduates per year) Pro business / foreign investment government U.S.-based government and accounting systems Philippine Peso appreciation Less pronounced accents Better public transportation / infrastructure U.S.-style customs and culture The Philippines Advantage

8 Manila Cebu Baguio Davao PeopleSupport Center / Robinsons Tower Asiatown IT Park Location: Manila 3,400+ seats 5,000+ employees Location: Cebu 1,200+ seats 2,100+ employees Scalable Offshore Delivery Model Location: San Jose, Costa Rica 400+ seats

9 An effective human capital strategy has resulted in successfully attracting talent Special benefits Attractive industry College educated professionals Fluent English / minimal accents 8,000 employees worldwide Attract Retain Develop Inspire Competitive Comp Work atmosphere Career track Global exposure Dynamic culture Performance driven Our Talent Our Process Continuous Measurement Advanced analytics to track results real time Track interactions down to the individual representative Strong Focus on Recruiting and Retention

10 EarthLink 15% up 40% Washington Mutual 15% N/A Expedia 14% down 7% 6 growing clients 1 relatively flat client 3 anticipated declining clients Approximately 15% aggregate growth expectation Approximately 40 qualified prospects Client Overview Q406 Y/Y growth % of revenue in Q406 Top 3 clients in Q4'06 Top 10 clients Pipeline

PEOPLESUPPORT

Executive Leadership Team

Name	Prior Experience	Years Experience
Lance Rosenzweig *Chairman / CEO*	**Newcastle Group, GE Capital**	*21 years*
Caroline Rook *Chief Financial Officer*	**Acxiom, Sterling Software**	*25 years*
Bong Borja *President of PSPT (Philippines)* *VP of Global Operations*	**Epicor, Unisys**	*24 years*
George Hines *Chief Information Officer*	**ChaseCom, Deloitte Consulting**	*13 years*
Richard Bledsoe *SVP & GM, Business Process Solutions*	**SOURCECORP, Affiliated Computer Services**	*25 years*
Joseph Duryea *VP of Sales*	**IBM Daksh, Convergys, ClientLogic**	*18 years*
Tim Miller *VP of Service Delivery*	**Stream International, Gateway**	*13 years*
Jennifer Sherry *VP of Global Human Resources*	**Creditek, Hewlett-Packard, Gartner**	*13 years*

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12 2003 2005 2004 Consistent Track Record of Growth Revenue: $30MM Revenue: $45MM Revenue: $62MM Revenue: $110MM 2006 $31.0 Revenues ($ in millions) 2003 - 2006 CAGR: 54% Q4'06 Growth Rate: Organic: 60% Total: 82%

13 13 Earnings Tax Advantages U.S. NOLs & non U.S. tax holidays $0.18 GAAP EPS (diluted) 3% GAAP operating margins $31.0M, record revenues Up 82% year-over-year Strong Revenue Growth Operating margins Cash Flow from Operations $22.2M for 12 months of '06 Strong Balance Sheet Cash: $141M Debt: No long-term debt DSO: 42 days Q4 2006 Financial Highlights

14 Revenue ($ in millions) Operating Margin FAS 123(R)/MIP Peso Normalized operating margin A Year of Investment 2007 Guidance (Estimates) 10.7% 2.8% 2006 13.5% 3.5% to 5% 4.6% 8.5% to 9.5% Depreciation (IT upgrades) New seat capacity H2 3% 0.5% to 1% 1% to 1.5%

15 FAS 123(R) FY'06: $2.6 million FY'07 Estimate: $6.5 million Use an average annual 4% diluted stock creep 1 year vesting cliff Increases due to: Accelerated method to amortize stock options Year 1: 50% to 60% Year 2: 30% Year 3: 10% to 15% Year 4: 0% to 10% Black-Scholes calculates options based on stock price Timing of stock option issuance (e.g., Q4'06)

16 16 Fx PHP/USD Monthly Average

17 Potential Capacity Expansion Capital expenditure for leased facilities and IT infrastructure in 2007: $20 to $25 million Capital expenditure for land acquisition in Manila and Cebu: $9 million Capital expenditure for building owned facilities in 2007 to 2009: $40 to $50 million, plus build-outs Production Seats

18 Own vs. Lease Analysis Philippines rental market doubled since 2002 IRR is estimated to be over 20% Significant EBT savings Greater control over infrastructure

19 Solid Growth PeoplSupport Exl Services Cognizant Infosys WNS Wipro Satyam Sykes ICT Group TeleTech 0.77 0.65 0.608 0.4 0.36 0.356 0.323 0.16 0.116 0.115 77% 2006 Annual Revenue Growth Source: Public Filings. Note: Calculated as 12/31/06 LTM revenue over 12/31/05 LTM revenue.

20 1 2 5 4 3 Large and rapidly growing offshore BPO market Strong history of growth Seasoned and growing management team Key advantages of the Philippines A leading provider of offshore BPO services Company Highlights